UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 12, 2016

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390
Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01	Entering into a Material Definitive Agreement

On February 12, 2016, RiceBran Technologies (the “Company,” “we” or “us”) and certain of our subsidiaries entered into a Waiver and Amendment Agreement (the “Amendment”) with Full Circle Capital Corporation (the “Lender”). The Amendment modifies that certain Loan, Guarantee and Security Agreement dated as of May 12, 2015 (as amended October 1, 2015, the “Original Agreement”) by waiving all past defaults that may have occurred under the Original Agreement.  Further, the Amendment modified the financial convents to require that (a) from February 1, 2016 to July 15, 2016, we maintain cash on hand, including availability under our revolving loan with the Lender, of not less than $1.5 million provided that at least $750,000 of such amount must be in the form of cash on hand, and (b) we maintain an average monthly adjusted EBITDA, calculated over each consecutive three-month period beginning on January 1,  February 1, March 1, April 1 and May 1, 2016, of not less than $100,000. In addition, FCC waived for the first two quarters of 2016 any non-compliance with the financial covenants described in Items 21(a), (b), (c), and (f) of the Original Agreement. In consideration for the Amendment, we paid $75,000 to FCC.

The Amendment requires that we repay $1,000,000 of our term loan to Lender by the earlier of March 31, 2016 or the date that funds are released from our escrow with the prior owners of our Brazilian subsidiary, Industria Riograndese de Oleos Vegetais Ltda.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: February 17, 2016	By:	/s/ J. Dale Belt
Jerry Dale Belt
Chief Financial Officer
(Duly Authorized Officer)